Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to Registration Statement on Form S-4 (No. 333- 264222) of Brookline Capital Acquisition Corp. of our report dated April 8, 2022, relating to the financial statements of Apexigen, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

San Francisco, California

June 30, 2022